Exhibit 5.1

November 19, 2019

Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

Re:	Century Communities, Inc.

Registration Statement on Form S-4 Relating to the Offer to Exchange up to $500,000,000 in Aggregate Principal Amount of 6.750% Senior Notes due 2027 and Related Guarantees for 6.750% Senior Notes due 2027 and Related Guarantees

Ladies and Gentlemen:

We have acted as counsel to Century Communities, Inc., a Delaware corporation (the “Company”), in connection with the Company’s offer to exchange (the “Exchange Offer”) up to $500,000,000 in aggregate principal amount of its 6.750% Senior Notes due 2027 (the “Exchange Notes”) for any and all of its outstanding 6.750% Senior Notes due 2027 issued on May 23, 2019 (the “Initial Notes”) pursuant to the Company’s Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 19, 2019 (the “Registration Statement”). The Initial Notes were issued, and the Exchange Notes are to be issued, under the Indenture, dated as of May 23, 2019 (as amended and/or supplemented, the “Indenture”), among the Company, the Company’s subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”). The Exchange Notes will be guaranteed by each of the subsidiaries of the Company listed on Schedule I hereto (the “Guarantors”) pursuant to the terms of the Indenture (the “Guarantees”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained in the Registration Statement (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Exchange Notes and the Guarantees.

In rendering the opinions expressed below, we have acted as counsel for the Company and have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of such corporate documents, records, agreements and instruments of the Company and the Guarantors, certificates of officers of the Company and the Guarantors, resolutions of the Company’s board of directors and committees thereof, resolutions of the managers of the Guarantors, certificates of public officials, and such other documents, records, agreements, instruments and certificates, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates and/or statements of public officials and of officers of the Company and the Guarantors with respect to the accuracy of material factual matters contained therein which were not independently verified. In making our examination of documents executed by parties other than the Company and the Guarantors, we have assumed that such others parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also

GREENBERG TRAURIG, LLP • ATTORNEYS AT LAW • WWW.GTLAW.COM

1840 Century Park East, Suite 1900 • Los Angeles, California 90067 • Tel 310.586.7700 • Fax 310.586.7800

Century Communities, Inc.

November 19, 2019

assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such other parties of such documents, and the validity and binding effect thereof. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Our opinions set forth herein are limited to the General Corporation Law of the State of California, the Colorado Limited Liability Company Act, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Georgia Limited Liability Company Act, the Nevada Limited-Liability Company Act, the North Carolina Limited Liability Company Act, the South Carolina Uniform Limited Liability Company Act of 1996, the Texas Business Organizations Code, and the Utah Revised Uniform Limited Liability Company Act, as applicable, and we do not express any opinion herein with respect to the laws of any other jurisdiction. In addition, we express no opinion as to matters relating to compliance with any federal or state antifraud laws, any securities or blue sky laws of any jurisdiction, or any other rules or regulations relating to securities.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when the Exchange Notes have been duly executed, issued and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Initial Notes in accordance with the terms of the Exchange Offer as set forth in the Registration Statement and the Prospectus, (i) the Exchange Notes will have been duly authorized by all necessary corporate action of the Company, and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and (ii) the Guarantees will have been duly authorized by all necessary limited liability company action of the Guarantors, and will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

The foregoing opinions as to the enforceability of obligations of the Company and the Guarantors are subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court may include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality).

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we do not undertake any obligation to advise you of any changes in our opinions expressed herein resulting from matters that may arise after the date hereof or that may hereinafter come to our attention. We express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP

GREENBERG TRAURIG

SCHEDULE I

Guarantors

Name of Guarantor	State of Formation or Organization
Augusta Pointe, LLC	Colorado
Avalon at Inverness, LLC	Colorado
AVR A, LLC	Colorado
AVR B, LLC	Colorado
AVR C, LLC	Colorado
Beacon Pointe, LLC	Colorado
Belvedere at Ridgegate, LLC	Colorado
Benchmark Communities, LLC	Delaware
Blackstone Homes, LLC	Colorado
Bluffmont Estates, LLC	Colorado
BMC East Garrison, LLC	Delaware
BMC EG Bluffs, LLC	Delaware
BMC EG Bungalow, LLC	Delaware
BMC EG Garden, LLC	Delaware
BMC EG Grove, LLC	Delaware
BMC EG Towns, LLC	Delaware
BMC EG Village, LLC	Delaware
BMC Meadowood II, LLC	Delaware
BMC Realty Advisors, Inc	California
BMC Red Hawk, LLC	Delaware

S-I-1

BMC Touchstone, LLC	Delaware
BMCH California, LLC	Delaware
BMCH North Carolina, LLC	Delaware
BMCH Tennessee, LLC	Delaware
BMCH Washington, LLC	Delaware
Bradburn Village Homes, LLC	Colorado
Casa Acquisition Corp.	Delaware
CC Communities, LLC	Colorado
CC Southeast Constructors, LLC	North Carolina
CCC Holdings, LLC	Colorado
CCG Constructors LLC	Georgia
CCG Realty Group LLC	Georgia
CCH Homes, LLC	Colorado
CCSC Realty Group, LLC	South Carolina
Centennial Holding Company LLC	Colorado
Central Park Rowhomes, LLC	Colorado
Century at Anthology, LLC	Colorado
Century at Ash Meadows, LLC	Colorado
Century at Autumn Valley Ranch, LLC	Colorado
Century at Beacon Pointe, LLC	Colorado
Century at Belleview Place, LLC	Colorado
Century at Caley, LLC	Colorado
Century at Candelas, LLC	Colorado
Century at Carousel Farms, LLC	Colorado
Century at Castle Pines Town Center, LLC	Colorado
Century at Claremont Ranch, LLC	Colorado
Century at Compark Village North, LLC	Colorado
Century at Compark Village South, LLC	Colorado
Century at Forest Meadows, LLC	Colorado
Century at Harvest Meadows, LLC	Colorado
Century at Landmark, LLC	Colorado
Century at Littleton Village, LLC	Colorado
Century at Littleton Village II, LLC	Colorado
Century at LOR, LLC	Colorado
Century at Lowry, LLC	Colorado
Century at Marvella, LLC	Colorado
Century at Mayfield, LLC	Colorado
Century at Midtown, LLC	Colorado
Century at Millennium, LLC	Colorado
Century at Murphy Creek, LLC	Colorado

S-I-2

Century at Oak Street, LLC	Colorado
Century at Observatory Heights, LLC	Colorado
Century at Outlook, LLC	Colorado
Century at Salisbury Heights, LLC	Colorado
Century at Shalom Park, LLC	Colorado
Century at Southshore, LLC	Colorado
Century at Spring Valley Ranch, LLC	Colorado
Century at Sterling Ranch, LLC	Colorado
Century at Tanglewood, LLC	Colorado
Century at Terrain, LLC	Colorado
Century at The Grove, LLC	Colorado
Century at the Heights, LLC	Colorado
Century at The Meadows, LLC	Colorado
Century at Vista Ridge, LLC	Colorado
Century at Wildgrass, LLC	Colorado
Century at Wolf Ranch, LLC	Colorado
Century at Wyndham Hill, LLC	Colorado
Century City, LLC	Colorado
Century Communities of Georgia, LLC	Colorado
Century Communities of Nevada, LLC	Delaware
Century Communities of Nevada Realty, LLC	Nevada
Century Communities of Utah, LLC	Utah
Century Communities Realty of Utah, LLC	Utah
Century Communities Southeast, LLC	Colorado
Century Group LLC	Colorado
Century Land Holdings, LLC	Colorado
Century Land Holdings II, LLC	Colorado
Century Land Holdings of Texas, LLC	Colorado
Century Land Holdings of Utah, LLC	Utah
Century Rhodes Ranch GC, LLC	Delaware
Century Townhomes at Candelas, LLC	Colorado
Century Tuscany GC, LLC	Delaware
Cherry Hill Park, LLC	Colorado
Cottages at Willow Park, LLC	Colorado
Enclave at Boyd Ponds, LLC	Colorado
Enclave at Cherry Creek, LLC	Colorado
Enclave at Pine Grove, LLC	Colorado
Estates at Chatfield Farms, LLC	Colorado
Hearth at Oak Meadows, LLC	Colorado
Highlands at Westbury, LLC	Colorado
Hometown, LLC	Colorado
Hometown South, LLC	Colorado
Horizon Building Services, LLC	Colorado
Ladera, LLC	Colorado
Lakeview Fort Collins, LLC	Colorado
Lincoln Park at Ridgegate, LLC	Colorado
Madison Estates, LLC	Colorado
Meridian Ranch, LLC	Colorado
Montecito at Ridgegate, LLC	Colorado

S-I-3

Neighborhood Associations Group, LLC	Delaware
Park 5th Avenue Development Co., LLC	Colorado
Parkwood Estates, LLC	Colorado
Peninsula Villas, LLC	Colorado
Preserve at Briargate, LLC	Colorado
Red Rocks Pointe, LLC	Colorado
Renaissance at Ridgegate, LLC	Colorado
Reserve at Highpointe Estates, LLC	Colorado
Reserve at The Meadows, LLC	Colorado
Saddle Rock Golf, LLC	Colorado
Saddleback Heights, LLC	Colorado
SAH Holdings, LLC	Colorado
Sawgrass at Plum Creek, LLC	Colorado
Sawgrass at Plum Creek II, LLC	Colorado
Stetson Ridge Homes, LLC	Colorado
Stonybridge Villas, LLC	Colorado
Summerlane Village, LLC	Colorado
The Retreat at Ridgegate, LLC	Colorado
The Veranda, LLC	Colorado
The Vistas at Nor’wood, LLC	Colorado
The Wheatlands, LLC	Colorado
UCP, LLC	Delaware
UCP Barclay III, LLC	Delaware
UCP East Garrison, LLC	Delaware
UCP Kerman, LLC	Delaware
UCP Meadowood III, LLC	Delaware
UCP Sagewood, LLC	Delaware
UCP Soledad, LLC	Delaware
UCP Tapestry, LLC	Delaware
Venue at Arista, LLC	Colorado
Verona Estates, LLC	Colorado
Villas at Highland Park, LLC	Colorado
Villas at Murphy Creek, LLC	Colorado
Waterside at Highland Park, LLC	Colorado
Westown Condominiums, LLC	Colorado
Westown Townhomes, LLC	Colorado
Wildgrass, LLC	Colorado

S-I-4